UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

2320 Marinship Way, Suite 300

Sausalito, California 94965

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2006, Willis Lease Finance Corporation (the “Company”) entered into a Stock Purchase Agreement with FlightTechnics LLC (the “Seller”), whereby the Company agreed to purchase 1,300,000 shares of the Company’s common stock from the Seller for $9.00 per share, or an aggregate purchase price of $11.7 million.  Prior to the sale, the Seller owned approximately 14.0% of the Company’s issued and outstanding shares of common stock.

The sale closed on December 12, 2006.

Item 9.01.  Financial Statements and Exhibits

The Company hereby furnishes the following exhibits with this report:

Exhibit No.	Description
99.1	Press Release issued December 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             December 13, 2006

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President and General Counsel